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                                                                    EXHIBIT 99.1



                             PORTER & HEDGES, L.L.P.
                         ATTORNEYS AND COUNSELORS AT LAW
                            700 LOUISIANA, 35TH FLOOR
                            HOUSTON, TEXAS 77002-2764
                         -------------------------------
                                                             MAILING ADDRESS:
                            TELECOPIER (713) 228-1331         P.O. BOX 4744
                            TELEPHONE  (713) 226-0600     HOUSTON, TX 77210-4744



                                September 8, 2004



Encysive Pharmaceuticals Inc.
6700 West Loop, 4th Floor
Bellaire, Texas 77401

Ladies and Gentlemen:

         We have acted as counsel to Encysive Pharmaceuticals Inc., a Delaware corporation (the "Company"), in connection with the preparation for filing with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-3, No. 333-116193 (the "Registration Statement"), and a related prospectus supplement (the "Prospectus Supplement") under the Securities Act of 1933, as amended (the "Securities Act"). The Prospectus Supplement relates to the issuance of 4,000,000 shares (the "Shares") of the Company's common stock, $.005 par value (the "Common Stock"), pursuant to an Underwriting Agreement dated as of September 8, 2004 (the "Agreement"), between the Company and Wachovia Capital Markets, LLC (the "Underwriter"), in a firm commitment underwriting, together with up to 600,000 shares of Common Stock (the "Additional Shares") that may be issued by the Company pursuant to the Underwriter's over-allotment option as described in the Prospectus Supplement.

         We have examined the Agreement and such corporate records, documents, instruments and certificates of the Company, and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals. As to certain questions of fact material to this opinion, we have relied without independent investigation upon statements or certificates of public officials and officers of the Company.

         Based upon such examination and review, we are of the opinion that the Shares to be issued and any Additional Shares that may be issued pursuant to the Agreement have been duly authorized, and upon issuance and delivery as described in the Prospectus Supplement, will be validly issued, fully paid, and nonassessable shares of Common Stock.

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Encysive Pharmaceuticals Inc.
September 8, 2004
Page 2


         The opinion set forth above is limited in all respects to matters of the laws of the State of Texas, the General Corporation Law of the State of Delaware and applicable case law and the federal laws of the United States of America, to the extent applicable.

         We consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement and the related prospectus and the Prospectus Supplement relating to the Shares. In giving this consent, we do not admit that our firm is in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                              Very truly yours,

                                              /s/ Porter & Hedges, L.L.P.

                                              PORTER & HEDGES, L.L.P.